                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                 FORM 8-K / A
                                Amendment No. 1


                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of The
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                                March 25, 1998

                          SNYDER COMMUNICATIONS, INC.
    ---------------------------------------------------------------------
            (Exact name of Registrant as specified in its charter)


          Delaware                      1-12145                 52-1983617
          --------                      -------                 ----------
(State or other jurisdiction     (Commission File Number     (I.R.S. Employer
    of incorporation)                                       Identification No.)


                  Two Democracy Center, 6903 Rockledge Drive
                     15th Floor, Bethesda, Maryland 20817
     --------------------------------------------------------------------
      (Address of principal executive offices)                (Zip Code)


                                (301) 468-1010
     --------------------------------------------------------------------
             (Registrant's telephone number, including area code)


                                Not applicable
     --------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

                          ARNOLD COMMUNICATIONS, INC.

                             Financial Statements
                       as of December 31, 1996 and 1997
                        Together with Auditors' Report

                   Report of Independent Public Accountants


To the Stockholders of
Arnold Communications, Inc.:

We have audited the accompanying balance sheets of Arnold Communications, Inc. (a Massachusetts corporation) as of December 31, 1996 and 1997, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Arnold Communications, Inc. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

As discussed in Note 1, on March 25, 1998, Snyder Communications, Inc. acquired all of the outstanding common stock of Arnold Communications, Inc., which became a wholly owned subsidiary of Snyder Communications, Inc.


                                         /s/ Arthur Andersen


Boston, Massachusetts
April 9, 1998

                          ARNOLD COMMUNICATIONS, INC.

                  Balance Sheets--December 31, 1996 and 1997

                                                              ASSETS
                                                                                           1996                1997
Current Assets:
 Cash and cash equivalents                                                              $ 3,082,397        $  6,947,831
 Accounts receivable, net of allowance for doubtful accounts of approximately            56,337,428          76,113,901
  $118,000 and $297,000 in 1996 and 1997, respectively
 Work-in-process                                                                          8,152,438           9,706,433
 Prepaid expenses                                                                         1,141,424             560,515
                                                                                        -----------        ------------

     Total current assets                                                                68,713,687          93,328,680
                                                                                        -----------        ------------

Property and Equipment, Net                                                               2,700,857           3,284,059
                                                                                        -----------        ------------

Other Assets:
 Restricted cash                                                                            670,435           1,266,545
 Goodwill, net                                                                            1,804,077           1,665,651
 Other intangible assets, net                                                             2,208,191           3,650,226
 Cash surrender value of officers life insurance policies                                 1,522,009           1,681,480
 Notes receivable from employee                                                             417,419                   -
 Other assets                                                                                33,482                   -
                                                                                        -----------        ------------
                                                                                          6,655,613           8,263,902
                                                                                        -----------        ------------

     Total assets                                                                       $78,070,157        $104,876,641
                                                                                        ===========        ============

                                               LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
 Current portion of promissory notes issued in conjunction with acquisitions            $   426,275        $    278,060
 Current portion of other long-term obligations                                           2,145,608           1,629,893
 Accounts payable                                                                        54,860,335          77,679,390
 Accrued expenses                                                                         1,504,387           4,496,277
 Customer deposits                                                                        9,171,412          11,838,671
                                                                                        -----------        ------------

     Total current liabilities                                                           68,108,017          95,922,291
                                                                                        -----------        ------------

Net Liabilities of Discontinued Operations (Note 3)                                       1,702,700                   -


Long-Term Obligations:
 Promissory notes issued in conjunction with acquisitions, net of current portion         1,195,289             914,883
 Other long-term obligations, net of current portion                                      4,735,908           4,557,563
                                                                                        -----------        ------------

     Total long-term obligations, net of current portion                                  5,931,197           5,472,446
                                                                                        -----------        ------------

Commitments and Contingencies (Note 13)

Stockholders' Equity:
 Common stock, no par value
  Authorized--300,000 shares
  Issued--75,963 shares                                                                   2,082,309           2,772,683
 Retained earnings                                                                        3,076,035           2,951,516
 Treasury stock, at cost--11,082 shares and 8,362 shares in 1996 and 1997,               (2,830,101)         (2,242,295)
  respectively                                                                          -----------        ------------
                                                                                          2,328,243           3,481,904
                                                                                        -----------        ------------

                                                                                        $78,070,157        $104,876,641
                                                                                        ===========        ============

   The accompanying notes are an integral part of these financial statements.

                          ARNOLD COMMUNICATIONS, INC.

                              Statements of Income
                 for the Years Ended December 31, 1996 and 1997

                                                                                           1996                1997
Revenues                                                                                $71,630,180         $87,770,251

Costs and Expenses:
 Cost of services                                                                        55,725,673          70,303,781
 General and administrative expenses                                                     10,652,132          14,281,876
                                                                                        -----------         -----------

     Income from operations                                                               5,252,375           3,184,594

Interest Income                                                                             628,483             919,371

Interest Expense                                                                           (733,583)           (560,871)
                                                                                        -----------         -----------

     Income from continuing operations before provision for state income taxes            5,147,275           3,543,094

Provision for State Income Taxes                                                            160,000             200,000
                                                                                        -----------         -----------

     Income from continuing operations                                                    4,987,275           3,343,094

Loss from Discontinued Operations                                                        (1,497,716)         (1,507,208)
                                                                                        -----------         -----------

     Net income                                                                         $ 3,489,559         $ 1,835,886
                                                                                        ===========         ===========

Historical Net Income per Share (Note 6):
 Basic net income per share
  Income from continuing operations                                                     $     75.90         $     49.36
                                                                                        ===========         ===========
  Loss from discontinued operations                                                     $    (22.79)        $    (22.26)
                                                                                        ===========         ===========
  Net income                                                                            $     53.11         $     27.11
                                                                                        ===========         ===========

 Diluted net income per share
  Income from continuing operations                                                     $     75.04         $     48.63
                                                                                        ===========         ===========
  Loss from discontinued operations                                                     $    (22.54)        $    (21.92)
                                                                                        ===========         ===========
  Net income                                                                            $     52.51         $     26.71
                                                                                        ===========         ===========

Pro Forma Net Income per Share (Unaudited) (Note 4):
 Basic net income per share
  Income from continuing operations                                                     $     47.00         $     31.39
                                                                                        ===========         ===========
  Loss from discontinued operations                                                     $    (13.68)        $    (13.35)
                                                                                        ===========         ===========
  Net income                                                                            $     33.32         $     18.04
                                                                                        ===========         ===========

 Diluted net income per share
  Income from continuing operations                                                     $     46.47         $     30.93
                                                                                        ===========         ===========
  Loss from discontinued operations                                                     $    (13.52)        $    (13.15)
                                                                                        ===========         ===========
  Net income                                                                            $     32.95         $     17.77
                                                                                        ===========         ===========

  Weighted average common shares outstanding                                                 65,706              67,723
                                                                                        ===========         ===========
  Weighted average common shares assuming dilution                                           66,461              68,745
                                                                                        ===========         ===========

   The accompanying notes are an integral part of these financial statements.

                          ARNOLD COMMUNICATIONS, INC.

                      STATEMENTS OF STOCKHOLDERS' EQUITY
                FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1997

                                                    COMMON STOCK               RETAINED           TREASURY STOCK          TOTAL
                                               NUMBER            NO            EARNINGS        NUMBER                 STOCKHOLDERS'
                                              OF SHARES       PAR VALUE                       OF SHARES      AMOUNT       EQUITY
Balance, December 31, 1995                       75,963      $1,986,822      $   489,476        5,077    $  (709,467)  $ 1,766,831


 Repurchase of common stock                           -               -                -        7,867     (2,595,444)   (2,595,444)

 Sale of common stock                                 -          95,487                -       (1,862)       474,810       570,297

 Dividend distributions                               -               -         (903,000)           -              -      (903,000)

 Net income                                           -               -        3,489,559            -              -     3,489,559
                                              ---------      ----------      -----------       ------    -----------   -----------

Balance, December 31, 1996                       75,963       2,082,309        3,076,035       11,082     (2,830,101)    2,328,243

 Repurchase of common stock                           -               -                -          812       (358,770)     (358,770)

 Stock option exercise                                -           2,210                -          (55)        14,740        16,950

 Issuance of common stock for acquisition             -         688,164                -       (3,477)       931,836     1,620,000
  of North Castle Communications, Inc.

 Distribution of net assets of Bob Woolf              -               -          (45,337)           -              -       (45,337)
  Associates

 Dividend distributions                               -               -       (1,915,068)           -              -    (1,915,068)

 Net income                                           -               -        1,835,886            -              -     1,835,886
                                              ---------      ----------      -----------       ------    -----------   -----------

Balance, December 31, 1997                       75,963      $2,772,683      $ 2,951,516        8,362    $(2,242,295)  $ 3,481,904
                                              =========      ==========      ===========       ======    ===========   ===========

  The accompanying notes are an integral part of these financial statements.

                          ARNOLD COMMUNICATIONS, INC.

                           STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1997

                                                                                            1996                1997
Cash Flows from Operating Activities:
 Net income                                                                             $  3,489,559         $  1,835,886
 Adjustments to reconcile net income to net cash provided by operating activities
  Depreciation and amortization                                                            2,269,998            2,558,352
  Accrued interest on acquisition-related obligations                                        309,746              117,915
  Changes in assets and liabilities, net of effects from acquisitions
   Accounts receivable                                                                   (25,023,975)         (19,359,054)
   Work-in-process                                                                        (2,582,153)          (1,553,995)
   Prepaid expenses                                                                         (152,197)             580,909
   Accounts payable                                                                       23,445,740           21,919,055
   Accrued expenses                                                                          564,213            2,991,890
   Customer deposits                                                                       5,145,772            2,667,259
   Other long-term liabilities                                                              (450,053)            (209,869)
   Net liabilities of discontinued operations                                              1,702,700           (1,702,700)
                                                                                        ------------         ------------

       Net cash provided by operating activities                                           8,719,350            9,845,648
                                                                                        ------------         ------------

Cash Flows from Investing Activities:
 Purchase of property and equipment                                                         (581,242)            (840,952)
 Increase in restricted cash                                                                (170,435)            (596,110)
 Increase in cash surrender value of life insurance policies                                (389,335)            (159,471)
 Decrease in other assets                                                                     41,527               33,482
 Increase in other intangible assets                                                               -              (18,159)
 Cash paid in North Castle Communications, Inc. acquisition                                        -             (249,562)
                                                                                        ------------         ------------

       Net cash used in investing activities                                              (1,099,485)          (1,830,772)
                                                                                        ------------         ------------

Cash Flows from Financing Activities:
 Payment of line of credit                                                                (5,000,000)                   -
 Payments on acquisition promissory notes                                                   (428,407)            (479,300)
 Proceeds from other long-term obligations                                                   100,006              125,000
 Payments on other long-term obligations                                                  (1,504,475)          (1,492,917)
 Dividend distributions to stockholders                                                     (903,000)          (1,960,405)
 Proceeds from issuance of common stock                                                      570,297                    -
 Payments for repurchase of common stock                                                           -             (358,770)
 Proceeds from exercise of stock option                                                            -               16,950
                                                                                        ------------         ------------

       Net cash used in financing activities                                              (7,165,579)          (4,149,442)
                                                                                        ------------         ------------

Net Increase in Cash and Cash Equivalents                                                    454,286            3,865,434

Cash and Cash Equivalents, beginning of year                                               2,628,111            3,082,397
                                                                                        ------------         ------------

Cash and Cash Equivalents, end of year                                                  $  3,082,397         $  6,947,831
                                                                                        ============         ============

Supplemental Disclosure of Cash Flow Information:
 Cash paid during the year for
  Interest                                                                              $    491,280         $    442,956
                                                                                        ============         ============
  Income taxes                                                                          $     92,112         $    191,204
                                                                                        ============         ============

Supplemental Disclosure of Noncash Investing and Financing Activities:
 Purchase of equipment under capital lease                                              $    366,761         $    816,490
                                                                                        ============         ============
 Issuance of note payable to acquire common stock                                       $  2,595,433         $          -
                                                                                        ============         ============

Supplemental Disclosure of Noncash Investing Activity:
 In connection with the acquisition of North Castle Communications, Inc.,
 The following noncash transactions occurred
  Fair value of assets acquired                                                                              $  2,769,562
  Liabilities assumed                                                                                            (900,000)
  Issuance of common stock                                                                                     (1,620,000)
                                                                                                             ------------
  Cash paid, net of cash acquired                                                                            $    249,562
                                                                                                             ============

                          ARNOLD COMMUNICATIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997



(1)  Operations and Organization of Business

     Arnold Communications, Inc. (the Company), a Massachusetts corporation, is an advertising agency with offices located in Massachusetts, California, New York, Washington, D.C., Maryland, Michigan, Minnesota, Texas, Virginia, Wisconsin, Pennsylvania, Ontario and British Columbia.

     On March 25, 1998, Snyder Communications, Inc. (Snyder) acquired all of the outstanding common stock of the Company, and the Company became a wholly owned subsidiary of Snyder (the Merger). In exchange for the voting shares of common stock of the Company, Snyder issued 2,779,171 shares of its common stock with an aggregate price of approximately $113,241,000. Certain of the Company's stockholders holding nonvoting shares of common stock elected to not participate in the Merger and received approximately $2,092,000 in cash in exchange for their stock. The Merger was accounted for as a pooling of interests for accounting and financial reporting purposes. In connection with the Merger, the Company's stock appreciation rights were redeemed for shares of Snyder common stock (see Note 10 (e)). The Company's outstanding stock options as of the date of the Merger were exchanged for stock options in Snyder with identical terms to the Company's outstanding stock options (see Note 10(f)).

(2)  Acquisitions

     The Company completed a total of seven acquisitions. Each of the acquisitions has been accounted for as a purchase in accordance with Accounting Principles Board (APB) Opinion No. 16. A description of each of the acquisitions is as follows:

     (a)  Lawner Reingold Britton and Partners, Inc. (LRB)

          On August 13, 1992, the Company purchased certain assets of LRB for a purchase price of $1,400,000 plus the assumption of a lease, which included rent in excess of the then-current market rate. The purchase price consisted of $300,000 in cash paid at the closing, a $1,100,000 non-interest-bearing note payable to LRB and the assumption of approximately $3,231,000, on a present value basis, of lease liability incurred in conjunction with the above market rent on the LRB office lease. In addition, the Company paid an additional $200,000 to LRB in 1996, as the Company's gross revenues exceeded certain levels, as defined in the acquisition agreement during 1993.

     (b)  Cabot Communications, Inc. (Cabot)

          On June 9, 1992, the Company purchased substantially all of the assets and assumed certain liabilities of Cabot for a purchase price of $1,000,000 and the assumption of a lease with certain space that had been abandoned. The purchase price consisted of $617,000 in cash paid at the closing, a $383,000 note payable and approximately $858,000, on a present value basis, of assumed lease liability for space that was abandoned. The assumed lease expired in June 1995.

     (c)  Finnegan & Agee, Inc. (F&A)

          On January 1, 1993, the Company purchased substantially all of the assets and assumed certain liabilities of F&A for a purchase price of $1,209,000.

     (d)  Hawley Martin Partners, Inc. (HM)

          Effective June 30, 1993, the Company purchased all outstanding shares of HM at a purchase price of approximately $786,000, consisting of $524,000 paid at closing and a $262,000 interest-bearing note, paid in July 1994. The Company also made noncompete payments to the former owner of HM of $280,000 in 1994 and $560,000 in 1995.

     (e)  DDB Needham Worldwide, Inc. (DDB)

          On July 1, 1993, the Company purchased certain assets of DDB for a $180,000 interest-bearing note, payable in four annual installments of $45,000, commencing in July 1993. In addition, the agreement calls for additional payments based on a certain percentage of the division's net income, if any, for each year through June 30, 1998. No amounts were due under this provision for 1996 and 1997.

     (f)  Bob Woolf Associates, Inc. (BWA)

          In May 1996, the Company purchased certain assets of BWA, a sports management firm. The acquisition required a minimum purchase price of $3,250,000 to be paid over six years assuming collection of the installment accounts receivable acquired from Woolf. The assets acquired consisted of $3,500,000 of accounts receivable and intangible assets. The Company recorded the present value of the installment accounts receivables, discounted at 6.83% over the term of the receivables, at the time of the acquisition. In October 1997, the Company distributed the BWA business to the Company's stockholders (see Note 3).

     (g)  North Castle Communications, Inc. (NCCI)

          In January 1997, the Company acquired all of the outstanding shares of NCCI, an advertising agency, for a purchase price of $1,870,000, payable by a $250,000 cash payment upon signing and the issuance of 3,477.28 shares of the Company's common stock. The Company also entered into an employment agreement with the sole stockholder of the acquired company.

     (h)  Houston Herstek Favat, Inc. (Houston)

          On January 13, 1998, the Company purchased all outstanding shares of capital stock of Houston for a purchase price of approximately $2,177,000. The purchase price is payable in cash of approximately $638,000 at closing, the issuance of 210.9 shares of the Company's nonvoting common stock, and the issuance of approximately $1,427,000 in notes payable to former shareholders of Houston. The acquisition agreement provides for a contingent purchase price based on 40% of the revenues of Houston clients in excess of $6,000,000 in 1998, such amount not to exceed $300,000.

(3)  Discontinued Operations

     On October 24, 1997, the Board of Directors approved the disposition of the sports management operations of the Company (acquired in May 1996), which were carried on by BWA, as a wholly owned subsidiary. The disposition was executed in the form of a dividend to the Company's stockholders of record on October 31, 1997, whereby each stockholder received one share of BWA for each share of the Company's common stock previously held. The book value of BWA as of October 31, 1997 was $45,337, which represents the amount of the dividend distribution.

     The net losses of BWA prior to October 31, 1997 are included in the accompanying statements of income as discontinued operations. Revenues from BWA from May 1, 1996 through December 31, 1996 were approximately $275,000 and were approximately $2,037,000 for the ten months ended October 31, 1997.

     The components of net liabilities of discontinued operations included in the accompanying balance sheet at December 31, 1996 follows:

                                                           AMOUNT
               Installment accounts receivable          $ 2,274,455
               Property and equipment                        15,179
               Accrued expenses                            (311,879)
               Capital lease obligations                    (98,002)
               Notes payable                             (2,487,987)
               Amounts due to Arnold                     (1,094,466)
                                                        -----------

                                                        $(1,702,700)
                                                        ===========

(4)  Pro Forma Income Data (Unaudited)

     The unaudited pro forma net income and net income per share amounts include a provision for federal and state income taxes as if the Company had been a taxable C corporation for all periods presented. The pro forma income tax rate reflects the combined federal and state income taxes of approximately 40% for all periods presented.

     The table below presents this pro forma calculation of net income:

                                                                       1996             1997
          Pro forma net income data (unaudited)
           Historical income from continuing operations before        $5,147,275       $3,543,094
            income taxes
           Pro forma provision for income taxes                        2,059,000        1,417,000
                                                                      ----------       ----------
           Pro forma income from continuing operations                 3,088,275        2,126,094
           Loss from discontinued operations, less applicable           (898,716)        (904,208)
                                                                      ----------       ----------
            pro forma income tax benefit of $599,000 and
            $603,000 for 1996 and 1997, respectively


                     Pro forma net income                             $2,189,559       $1,221,886
                                                                      ==========       ==========

(5)  Summary of Significant Accounting Policies

     The accompanying financial statements reflect the application of certain accounting policies as described below and elsewhere in the notes to financial statements.

     (a)  Cash and Cash Equivalents

          The Company considers all highly liquid investments with maturities of three months or less at the time of acquisition to be cash equivalents. Cash and cash equivalents primarily include overnight repurchase agreements with a bank and highly liquid municipal bond investments.

     (b)  Work-in-Process

          The Company capitalizes costs for materials and services incurred in the production of advertising projects that have not been billed to the customer.

     (c)  Depreciation and Amortization

          The Company provides for depreciation and amortization using primarily the declining-balance and straight-line methods by charges to operations in amounts that allocate the cost of the property and equipment over their estimated useful lives as follows:

                       ASSET CLASSIFICATION          ESTIMATED USEFUL
                                                           LIFE

                    Computers and other equipment         35 years
                    Furniture and fixtures                57 years
                    Leasehold improvements           Lesser of lease or
                                                         useful life

(d)    Property and Equipment

       Property and equipment are stated at cost, less accumulated deprecation and amortization, and consist of the following:

                                                            1996             1997
          Computers and other equipment                   $ 3,956,694      $ 3,382,826
          Furniture and fixtures                            1,593,883        1,662,816
          Leasehold improvements                            1,549,739        1,930,797
                                                          -----------      -----------
                                                            7,100,316        6,976,439

           Accumulated depreciation and amortization       (4,399,459)      (3,692,380)
                                                          -----------      -----------

                                                          $ 2,700,857      $ 3,284,059
                                                          ===========      ===========

     (e)  Goodwill and Other Intangible Assets

          Other intangible assets include the purchase price paid in excess of the identified tangible assets for the acquisitions, as discussed in
          Note 2. These intangible assets primarily consist of customer lists. Goodwill and other intangible assets are being amortized on a straight-line basis over their estimated useful lives ranging from 12 to 20 years.

          Also included in other intangible assets are amounts paid in consideration for noncompete agreements. These costs are being amortized on a straight-line basis over the terms of the noncompete agreements of up to four and a half years.

     (f)  Long-Lived Assets

          The Company assesses the realizability of intangible assets in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of. SFAS No. 121 requires, among other things, that an entity review its long-lived assets and certain related intangibles for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. As a result of its review, the Company does not believe that any impairment currently exists related to its long-lived assets.

     (g)  Revenue Recognition

          The Company recognizes revenue as follows:

            MEDIA PRODUCTION AND COLLATERAL DESIGN--As production jobs are billed, in accordance with the terms of the contract.

            DIRECT MARKETING, DESIGN AND SERVICE FEES--On a monthly basis, as the fees are earned.

            COMMISSIONS ON MEDIA SPACE--In the period in which the advertising space is utilized.

     (h)  Management's Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (i)  Concentration of Credit Risk

          SFAS No. 105, Disclosure of Information About Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk, requires disclosure of any significant off-balance-sheet and credit risk concentrations. Financial instruments that potentially subject the Company to concentration of credit risk are principally cash equivalents. The Company places its cash equivalents in highly rated financial instruments. One customer accounted for 14% and 12% of revenues for the years ended December 31, 1996 and 1997, respectively. No other single customer accounted for greater than 10% of revenues in 1996 and 1997.

     (j)  Reclassification

          Certain balances have been reclassified to conform with the current-year presentation.

(6)  Earnings per Share

     During the year, the Company adopted SFAS No. 128, Earnings per Share. As a result, all previous reported earnings per share have been restated. Basic earnings per share was computed by dividing net income by the weighted average number of common shares outstanding during the periods. Diluted earnings per share was computed using the weighted average number of common and common equivalent shares outstanding during the periods in accordance with the treasury stock method.

     A reconciliation of the shares used to compute basic and diluted earnings per share follows:

                                                                   1996            1997
               Basic weighted average shares outstanding            65,706          67,723
               Weighted average common equivalent shares               755           1,022
                                                                 ---------       ---------

               Diluted weighted average shares outstanding          66,461          68,745
                                                                 =========       =========

(7)  Revolving Line of Credit

     The Company has a revolving line-of-credit agreement with a bank, which expires in June 1998. The revolving credit agreement provides for advances up to $10,000,000. Among other things, the agreement requires the Company to meet certain restrictive covenants concerning net worth and debt service coverage. As of December 31, 1997, the Company was in default of certain financial reporting covenants for which the bank has not issued a waiver. In addition, in connection with the Merger as discussed in Note 1, the Company is also out of compliance with certain restrictive covenants. These restrictive covenants require the Company to obtain bank approval for significant changes in ownership. No approval has been received by the Company. Advances under the revolving credit agreement are secured by all assets of the Company. Interest is charged at the bank's prime rate (8.5% at December 31, 1997) or LIBOR plus 1%. As of December 31, 1997, no amounts were outstanding under the revolving credit agreement.

(8)  Promissory Notes Issued in Conjunction with Acquisitions

     The Company issued promissory notes in conjunction with certain acquisitions as discussed in Note 2. The notes were recorded at their present value with effective interest rates ranging from 6% to 9%.

     Future payments of these promissory notes are as follows:

                                                               AMOUNT
                      Year Ending
                      1998                                  $  285,144
                      1999                                     285,144
                      2000                                     285,144
                      2001                                     285,144
                      2002                                     285,144
                      Thereafter                                     -
                                                            ----------

                                                             1,425,720

                      Less--Amount representing interest       232,777
                                                            ----------

                                                            $1,192,943
                                                            ==========

(9)  Other Long-Term Obligations

     Other long-term obligations consist of the following as of December 31, 1996 and 1997:

                                                                                     1996            1997
     Notes payable to former stockholders                                          $2,146,648      $1,604,022
     Deferred compensation                                                          1,583,817       1,789,062
     Acquired lease obligations                                                       976,869         250,055
     Noncompete obligations                                                           923,778         889,528
     Obligations under capital leases, bearing interest from 8.0% to 15.8%,           713,390       1,013,153
      payable in total monthly installments of  principal and interest of
      $73,325, maturing at various dates through November 2001
     Deferred rent                                                                    467,105         641,636
     Note payable to a stockholder                                                     69,909               -
                                                                                   ----------      ----------

                                                                                    6,881,516       6,187,456

     Less--Current portion                                                          2,145,608       1,629,893
                                                                                   ----------      ----------

                                                                                   $4,735,908      $4,557,563
                                                                                   ==========      ==========

     (a)  Notes Payable to Former Stockholders

          In 1995, the Company purchased 363.9 shares of its common stock from two former employees in accordance with stock repurchase agreements for $112,347. The Company paid $24,385 in cash and issued two notes. Both notes were paid in full as of December 31, 1997.

          During 1996, the Company purchased 7,867.3 shares of its common stock from two former stockholders in accordance with stock repurchase agreements for $2,595,444. The Company paid $486,245 and issued two notes. One note for $1,374,038 bears interest at 5.73% and is due in January 2001. The other note for $735,161 bears interest at 5.9% and is due in May 1999.

     (b)  Deferred Compensation

          The Company has several employment agreements, as discussed in Note 13(c), that provide for deferred compensation payments of various amounts and terms through 2021. The majority of the payments are contingent on the employees working the terms of their employment agreements. The related expense for these agreements, on a present value basis, is being recognized as earned. The Company recognized approximately $362,000 and $409,000 of deferred compensation expense, including interest charges related to these agreements in 1996 and 1997, respectively. The approximate annual payments required for these deferred compensation agreements, assuming that all employees complete the term of their employment agreements, are as follows:

                                                AMOUNT
                   Year Ending
                     1998-2003               $        -
                     2004                       999,000
                     2005                       350,000
                     2006                     2,500,000
                    Thereafter                3,800,000
                                             ----------

                                             $7,649,000
                                             ==========

          The Company intends to fund these future payments through life insurance policies, the cash surrender value of which totaled approximately $1,195,000 and $1,249,000 at December 31, 1996 and 1997,
          respectively, and are included in the accompanying balance sheets as cash surrender value of officers life insurance policies.

   (c)    Acquired Lease Obligations

          In connection with certain acquisitions discussed in Note 2, the Company assumed certain facility leases (i) requiring payments in excess of the market rent at the dates of each acquisition or (ii) which represented excess space; accordingly, the present value of these amounts, discounted at 9%, has been recognized as a liability as of the dates of each acquisition.

   (d)    Noncompete Obligations

          Certain current and former executives of the Company have agreements that provide for payments in consideration for not competing with the Company for various periods once their employment terminates. The present value of these payments, at interest rates of 8% to 9%, has been recognized as an asset (see Note 5(e)) and a liability in the accompanying balance sheets.

   (e)    Deferred Rent

          The Company has a 10-year lease agreement for certain office space expiring in 1999. The lease provides for base monthly rental payments of $61,875 for the first five years and $67,700 for the second five years of the lease term, plus the Company's pro rata share of the building's operating expenses. The lease also provides for 22 months to be rent-free. The Company has recorded rent expense based on the straight-line amortization of the total expected lease payments and, therefore, has accrued rent in the accompanying balance sheets equal to the difference between rent expense recognized and actual cash payments. In conjunction with a previous acquisition, the Company abandoned a portion of this office space and entered into a new lease for the former LRB space. Future expenses associated with the abandoned lease, net of anticipated sublease revenues, have been accounted for as an acquired lease obligation as discussed in Note 9(c).

   (f)    Note Payable to a Stockholder

          In June 1995, the Company purchased 1,390.2 shares of common stock from a stockholder in accordance with a stock repurchase agreement for $374,644. The Company paid $234,827 in cash and issued a note payable for $139,817. This note bears interest at a rate of 5.91%. As of December 31, 1997, this note payable was paid in full.

     (g)  Future Payments

          Future payments of other long-term obligations are as follows:

                                                                            AMOUNT
        Year Ending--
           1998                                                           $ 1,764,620
           1999                                                             1,258,276
           2000                                                               659,185
           2001                                                               495,860
           2002                                                               189,674
           Thereafter                                                       8,105,500
                                                                          -----------

                                                                           12,473,115

           Less--Amount representing interest and future compensation       6,285,659
                                                                          -----------

                                                                          $ 6,187,456
                                                                          ===========

(10) Stockholders' Equity

     (a)  Common Stock

          The Company's common stock consists of 200,000 shares of no par value voting common stock and 100,000 shares of no par value nonvoting common stock. At December 31, 1997, the Company had voting and nonvoting common stock issued of 70,721 shares and 5,242 shares, respectively. The Company had voting and nonvoting treasury stock of 10,617 and 465, respectively.

     (b)  Common Stock Buyback Agreement

          In May 1994, the Board of Directors approved a stock repurchase plan that pertained to any stockholder terminating employment with the Company. Under such plan, shares were required to be repurchased by the Company. The shares were valued based on a certain percentage of gross income over a three-year period, less outstanding bank and stockholder debt, as defined. Payment terms for repurchased stock may vary based on total aggregate shares purchased over certain specified periods and ranged from 1 to 10 years. In connection with the Merger with Snyder, the provisions of this stock repurchase plan were terminated.

     (c)  Dividend Distributions

          In the event that individual stockholders are allocated taxable income, a distribution will be made to them by the Company in an amount sufficient to pay the taxes related to this allocated income. In 1996 and 1997, the Company distributed dividends totaling approximately $903,000 and $1,915,000, respectively.

     (d)  Stock Purchase Rights

          Several of the employment agreements discussed in Note 13(c) provide the related executives with first right of refusal to purchase shares being presented to the Company under the Common Stock Buyback Agreement, as discussed above, at the then current fair value.

     (e)  Stock Appreciation Rights

          Officers of certain divisions of the Company have stock appreciation rights, payable in the event that the Company is sold, the respective division is sold or the employee is terminated for reasons other than cause. In the event of voluntary termination, an employee forfeits all stock appreciation rights. In connection with the Merger with Snyder, these stock appreciation rights became vested and exercisable and were redeemed for an aggregate amount of approximately $3,484,000 payable in the form of shares of Snyder common stock, which the Company recorded as a compensation charge in its 1998 financial statements.

     (f)  Stock Option Plan

          In June 1995, the Company adopted the Arnold Communications, Inc. Incentive Stock Plan (the Plan). The Plan enables options to be granted to purchase shares of common stock at the fair market value on the date of the grant and at not less than 100% of fair market value on the date of grant for optionees who are 10% stockholders. Vesting terms are set at the discretion of the Board of Directors. Options expire after 10 years. The Company has reserved 10,000 common shares for issuance under the Plan.

          Activity under the Option Plan is summarized as follows:

                                                      NUMBER OF       EXERCISE PRICE        WEIGHTED
                                                       SHARES                               AVERAGE
                                                                                          OPTION PRICE
          Outstanding, December 31, 1995                 994           $  186               $  186
            Granted                                    1,070              306                  306
                                                       -----           -------------        -------

          Outstanding, December 31, 1996               2,064              186--306             247
            Exercised                                    (55)             306                  306
                                                       -----           -------------        -------

          Outstanding, December 31, 1997               2,009           $  186--306          $  247
                                                       =====           =============        =======

          Exercisable, December 31, 1997               1,213            $ 186--306          $  287
                                                       =====            ============        =======

          In connection with the Merger with Snyder, all outstanding options to purchase common stock of the Company were exchanged for options to purchase common stock of Snyder with identical terms to the Company's outstanding stock options.

     (g)  Stock-Based Compensation

          In October 1995, the FASB issued SFAS No. 123, Accounting for Stock-Based Compensation, which requires the measurement of the fair value of stock options or warrants to be included in the statement of income or disclosed in the notes to the financial statements. The Company has determined that it will continue to account for stock-based compensation for employees under Accounting Principles Board Opinion No. 25 and elect the disclosure-only alternative under SFAS No. 123.

          The Company has computed the pro forma disclosure required under SFAS No. 123 for its stock compensation plan during the years ended December 31, 1996 and 1997 using the Black-Scholes option pricing model under the fair value method prescribed by SFAS No. 123. The assumptions used for the year ended December 31, 1996 are as follows: dividend yield of zero; expected volatility of 65%; risk-free interest rate of 6.18%; and an expected term of five years. Assumptions for 1997 have been omitted, as the Company did not grant options in 1997.

          The estimated weighted average fair value of options granted in 1996 was $184.78. At December 31, 1997, the weighted average remaining contractual life of options outstanding was 7.51 years.

          For the purposes of pro forma disclosure, the estimated fair value of options is amortized over the vesting period. Had compensation costs for options been determined based on the fair value at the grant dates as prescribed by SFAS No. 123, the effect (exclusive of the pro forma income tax effects described in Note 4) would have been as follows:

                                             1996              1997
            Net income
                 As reported--           $  3,489,559      $  1,835,886
                 Pro forma                  3,290,881         1,824,684

            Net income per share--
                 As reported, diluted     $   52.51         $   26.71
                 Pro forma, diluted           49.52             26.54

(11) Income Taxes

     The Company has elected to be treated as a Subchapter S corporation for federal and state income tax purposes. Under this election, for federal income taxes and certain state income taxes, the taxable income of the Company is reported by the stockholders of the Company on their personal income tax returns. Accordingly, no provision for federal income taxes has been made in the accompanying statements of income.

     As required by SFAS No. 109, Accounting for Income Taxes, the Company utilizes the liability method of accounting for certain state income taxes as discussed below.

     The Commonwealth of Massachusetts imposes Massachusetts income taxes on S corporations with revenues in excess of $6 million. Certain other states in which the Company does business may not recognize the pass-through nature of S corporations. During 1996 and 1997, the Company recorded approximately $160,000 and $200,000, respectively, of income tax expense for certain states, including Massachusetts.

(12) 401(k) and Profit Sharing Plan

     The Company has a deferred compensation and profit sharing plan. The plan covers all employees with one year or more of service. Eligible employees are permitted to contribute up to 10% of gross compensation. The Company will match 20% of the first 5% of employee compensation. The employer contribution is contingent on available profits. In addition to these employer matching contributions, the Company reserves the right to make discretionary contributions based on the Company's profitability. Contributions of approximately $184,000 and $280,000 were made by the Company in 1996 and 1997, respectively.

(13) Commitments and Contingencies

     (a)  Letters of Credit

          The Company has letters of credit to a bank and a landlord. The bank letters of credit are secured by compensating balances totaling approximately $1,267,000 as collateral. The letters of credit to a bank are renewable annually and interest is charged at a rate of 1.25% per year. These amounts have been recorded as restricted cash in the accompanying balance sheet. The letter of credit to a landlord is automatically renewable on an annual basis for $2,200,000 as a security deposit for a lease.

     (b)  Leases

          The Company leases certain facilities and equipment under operating and capital leases. Minimum annual lease payments for all facility leases and equipment leases at December 31, 1997, exclusive of the acquired lease obligations discussed in Note 9(c) and capital leases, are as follows:

                                                        AMOUNT
                       Year Ending
                         1998                       $  9,687,000
                         1999                          9,343,000
                         2000                          8,748,000
                         2001                          7,815,000
                         2002                          7,214,000
                         Thereafter                    8,560,000
                                                    ------------

                                                    $ 51,367,000
                                                    ============

          The accompanying statements of income for the years ended December 31, 1996 and 1997 include approximately $6,572,000 and $6,785,000 of rent expense, respectively.

     (c)  Employment and Consulting Agreements

          The Company has entered into employment and consulting agreements with numerous key executives and former executives that call for guaranteed minimum salaries and bonuses for varying terms through 2001. The cost of these agreements is expensed as services are rendered.

          Certain of the agreements provide for deferred compensation to be paid to the executives, as discussed in Note 9(b). Annual payments required under these employment and consulting agreements, exclusive of the deferred compensation payments, are as follows:

                                                       AMOUNT
                    Year Ending
                       1998                       $  2,569,000
                       1999                            702,000
                       2000                            450,000
                       2001                            450,000
                       2002                            450,000
                       Thereafter                            -
                                                  ------------

                                                  $  4,621,000
                                                  ============

          Numerous of the above agreements provide for bonus payments if certain levels of profitability are achieved by the Company or certain of its divisions.

     (d)  Litigation

          From time to time, the Company is involved in other disputes and/or litigation encountered in its normal course of business. The Company does not believe that the ultimate impact of the resolution of such other outstanding matters will have a material effect on the Company's financial condition or results of operations.

(B)  Pro forma financial information.

     The Registrant's consolidated financial statements, which have been retroactively restated to reflect the combined financial position and combined results of operations and cash flows of the Registrant and Arnold, on pages 23 - 50 of the Current Report on Form 8-K dated March 31, 1998 and filed with the Securities and Exchange Commission on May 5, 1998 are incorporated herein by reference in response to this item.

(C)  Exhibits.

     *2.1 Agreement and Plan of Merger by and among Snyder Communications, Inc., Snyder AR Acquisition, LLC, Arnold Communications, Inc. and the Stockholders of Arnold Communications, Inc.

     23.1  Consent of Arthur Andersen LLP.

    *99.1  Press Release issued on March 26, 1998.

--------------------
*Previously filed.

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                SNYDER COMMUNICATIONS,  INC.
                                                        (Registrant)


Date:  May 15, 1998                             By: /s/ MICHELE D. SNYDER
     ---------------------                         --------------------------
                                                   Michele D. Snyder
                                                   Vice Chairman, President
                                                   and Chief Operating Officer


Date:  May 15, 1998                             By: /s/ A. CLAYTON PERFALL
     ---------------------                         --------------------------
                                                    A. Clayton Perfall
                                                    Chief Financial Officer